UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K is being filed by United States Cellular Corporation (U.S. Cellular) to file as Exhibits updated forms of agreements with respect to “named executive officers” of U.S. Cellular as specified in paragraph (e) of Item 5.02 of Form 8-K.

The following forms of award agreement were approved and became effective for use under the United States Cellular Corporation 2013 Long-Term Incentive Plan (the “2013 Long-Term Incentive Plan”) on and after March 12, 2018.

  Form of 2013 Long-Term Incentive Plan 2018 Performance Award Agreement for Officers other than the President and CEO:

The 2018 Performance Award Agreement in the form attached hereto as Exhibit 10.1 will be used to grant officers other than the President and CEO, with a target opportunity of a specified number of U.S. Cellular Common Shares (Target Opportunity), upon and subject to the restrictions, terms and conditions set forth in such agreement.

Depending on satisfaction of the following performance measures during the one-year period from January 1, 2018 to December 31, 2018 (the Performance Period), the officers other than the President and CEO may be entitled under the 2018 Performance Award Agreement to U.S. Cellular Common Shares equal to 50% to 200% of the Target Opportunity:

• Consolidated Total Operating Revenues (40%)

• Simple Free Cash Flow (40%)

• Postpaid Handset Voluntary Defections (20%)

Consolidated Total Operating Revenues will be determined on a consolidated company-wide basis and in a manner consistent with U.S. Cellular’s presentation of total operating revenues for external reporting purposes.

Simple Free Cash Flow will be consolidated Adjusted EBITDA less consolidated capital expenditures.  Consolidated Adjusted EBITDA means Adjusted EBITDA determined on a consolidated company-wide basis and in a manner consistent with the Company’s presentation of Adjusted EBITDA for external reporting purposes and further adjusted to remove the effects of expenses associated with the annual incentive plan and performance share unit plan.  Consolidated capital expenditures means capital expenditures determined on a consolidated company-wide basis and in a manner consistent to U.S. Cellular’s presentation of capital expenditures for external reporting purposes.

Postpaid Handset Voluntary Defections will be determined on a consolidated company-wide basis and will exclude postpaid handset involuntary defections, connected device defections, prepaid defections and reseller defections.

Changes in Generally Accepted Accounting Principles, and/or other adjustment recommendations limited to material accounting adjustments or major business decisions (including but not limited to acquisition and divestiture activity) that, without their adjustment, would cause the calculated result to differ materially from the unadjusted calculation and therefore not reflect the true performance delivered in the performance period will be evaluated to determine if adjustment to actual or target results is warranted.

The award agreement provides that the award will be adjusted based on the achievement of performance measures during the performance period.  Achievement of the performance measures shall be determined and certified by the Long-Term Incentive Compensation Committee in writing within ninety (90) days following the last day of the performance period of December 31, 2018.  The award agreement also provides that in no event shall the adjustment of the award cause the number of shares subject to the award to be less than 50% of the target opportunity as of the grant date. Except as otherwise provided in the performance award agreement, the award shall vest on the third anniversary of the grant date of the award.

The foregoing description is qualified by reference to the form of the award agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

  Form of 2013 Long-Term Incentive Plan 2018 Performance Award Agreement for the President and CEO:

This form provides for the grant of performance awards with respect to U.S. Cellular Common Shares to the President and CEO.  This form and the terms of the performance award agreement are generally the same as those applicable to all other executive officers, as stated above and incorporated herein by reference.   However, the performance award agreement for the President and CEO set forth in Exhibit 10.2 attached hereto includes certain differences from the form of performance award agreement applicable to other executive officers and, accordingly, is being filed separately herewith.  Such differences relate to the terms of an employment letter agreement dated July 25, 2013 between U.S. Cellular and Mr. Meyers, as reflected in Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Description of Exhibit

10.1	Form of 2013 Long-Term Incentive Plan 2018 Performance Award Agreement for Officers other than the President and CEO.
10.2	Form of 2013 Long-Term Incentive Plan 2018 Performance Award Agreement for U.S. Cellular’s President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	March 16, 2018	By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)